                                                                     EXHIBIT 4.1
================================================================================


                            COOPER INDUSTRIES, INC.


                                       TO


                                 TEXAS COMMERCE
                          BANK NATIONAL ASSOCIATION
                                   as Trustee


                             ______________________


                                   INDENTURE



                          Dated as of [        ], 1995


              Providing for issuance of Debt Securities in Series


================================================================================


                            COOPER INDUSTRIES, INC.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
               OF 1939 AND INDENTURE DATED AS OF [        ], 1995

Trust Indenture Act Section                                                                  Indenture Section
---------------------------                                                                  -----------------
Section  310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.03, 8.09
            (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.09
            (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.08
Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.13(a)
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.13(b)
            (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.04(a)(2)
                                                                                                      6.04(b)
Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01
                                                                                                      6.02(a)
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.02(b)
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.02(c)
Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04(a)
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04(a)
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.04(a), 6.04(c)
            (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04(d)
Section  314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.03
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.05
            (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.05
            (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.05
Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.01
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.08
                                                                                                   6.04(a)(6)
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.01
            (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.01
            (d)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.01(a)
            (d)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.01(b)
            (d)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.01(c)
            (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.09
Section  316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.01
            (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.07
            (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
                                                                                                         7.07
            (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.04
Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.02
            (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.02

            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.04
Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.07
----------

         Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                            TABLE OF CONTENTS*/

                                                                                                   Page
                                                                                                   ----
 PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
 RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
   Purpose of and Consideration for Indenture  . . . . . . . . . . . . . . . . . . . . . . . .      1



                                                             ARTICLE ONE

                                                             DEFINITIONS.

 SECTION 1.01.              Certain terms defined; other terms
                              defined in Trust Indenture Act of
                              1939 or by reference therein in
                              Securities Act of 1933 to have
                              meanings therein assigned . . . . . . . . . . . . . . . . . . .       2
                            Agent Member  . . . . . . . . . . . . . . . . . . . . . . . . . .       3
                            Applicable Debt Securities  . . . . . . . . . . . . . . . . . . .       3
                            Attributable Debt . . . . . . . . . . . . . . . . . . . . . . . .       3
                            Board of Directors  . . . . . . . . . . . . . . . . . . . . . . .       4
                            Certified Resolutions or Board
                              Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                            Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
                            Debt Security or Debt Securities;  Outstanding  . . . . . . . . .       4
                            Debt Securityholder or Holder . . . . . . . . . . . . . . . . . .       6
                            Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
                            Eligible Obligations  . . . . . . . . . . . . . . . . . . . . . .       6
                            Event of Default  . . . . . . . . . . . . . . . . . . . . . . . .       6
                            Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
                            Global Debt Security  . . . . . . . . . . . . . . . . . . . . . .       7
                            Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .       7
                            Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
                            Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
                            Officers' Certificate . . . . . . . . . . . . . . . . . . . . . .       8
                            Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . .       9
                            Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
                            Principal Office of the Trustee . . . . . . . . . . . . . . . . .       9
                            Principal Property  . . . . . . . . . . . . . . . . . . . . . . .       9
                            Responsible Officer . . . . . . . . . . . . . . . . . . . . . . .      10

__________________________________

*/ The table of contents, comprising pages (i) to (vi) inclusive, is not a part of the Indenture.



                                                                                                   ii


                                                                                                  Page
                                                                                                  ----
                            Restricted Subsidiary . . . . . . . . . . . . . . . . . . . . . .      11
                            Sale and Leaseback Transaction  . . . . . . . . . . . . . . . . .      12
                            Secured Indebtedness  . . . . . . . . . . . . . . . . . . . . . .      12
                            Shareholders' Equity  . . . . . . . . . . . . . . . . . . . . . .      13
                            Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                            Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                            Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
                            Trust Indenture Act of 1939 . . . . . . . . . . . . . . . . . . .      14
                            U.S. Government Obligations . . . . . . . . . . . . . . . . . . .      14
                            Voting Shares . . . . . . . . . . . . . . . . . . . . . . . . . .      15



                                                             ARTICLE TWO

                                             ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                                                 AND EXCHANGE OF DEBT SECURITIES.

 SECTION 2.01.              Issuable in Series; Unlimited
                              Aggregate Principal Amount  . . . . . . . . . . . . . . . . . .      15
 SECTION 2.02.              Documents Required for Issuance of
                              Each Series of Debt Securities  . . . . . . . . . . . . . . . .      16
 SECTION 2.03.              Denominations; Certificate of
                              Authentication  . . . . . . . . . . . . . . . . . . . . . . . .      25

 SECTION 2.04.              Execution of Debt Securities  . . . . . . . . . . . . . . . . . .      26
 SECTION 2.05.              Exchange and Registration of Transfer
                              of Debt Securities  . . . . . . . . . . . . . . . . . . . . . .      27
 SECTION 2.06.              Mutilated, Destroyed, Lost or Stolen
                              Debt Securities   . . . . . . . . . . . . . . . . . . . . . . .      29
 SECTION 2.07.              Temporary Debt Securities   . . . . . . . . . . . . . . . . . . .      31

 SECTION 2.08.              Cancellation of Debt Securities Paid, Etc.  . . . . . . . . . . .      33
 SECTION 2.09.              Debt Securities to Be Treated Equally   . . . . . . . . . . . . .      33
 SECTION 2.10.              Computation of Interest . . . . . . . . . . . . . . . . . . . . .      34
 SECTION 2.11.              Global Debt Securities; Depositary  . . . . . . . . . . . . . . .      34



                                                            ARTICLE THREE

                                                            SINKING FUNDS.

 SECTION 3.01.              Applicability of Article  . . . . . . . . . . . . . . . . . . . .      39
 SECTION 3.02.              Satisfaction of Sinking Fund Payments
                              with Debt Securities  . . . . . . . . . . . . . . . . . . . . .      40



                                                                                                   iii


                                                                                                   Page
                                                                                                   ----
 SECTION 3.03.              Redemption of Debt Securities for Sinking
                              Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40


                                                             ARTICLE FOUR

                                                      REDEMPTION OF DEBT SECURITIES.

 SECTION 4.01.              Applicability of Article  . . . . . . . . . . . . . . . . . . . .      43
 SECTION 4.02.              Notice of Redemption; Selection of
                              Debt Securities   . . . . . . . . . . . . . . . . . . . . . . .      43
 SECTION 4.03.              Payment of Debt Securities Called for
                              Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .      45


                                                             ARTICLE FIVE

                                                 PARTICULAR COVENANTS OF THE COMPANY.

 SECTION 5.01.              Payment of Principal, Premium and
                              Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
 SECTION 5.02.              Office for Notices and Payments, Etc. . . . . . . . . . . . . . .      47
 SECTION 5.03.              Appointments to Fill Vacancies in
                              Trustee's Office  . . . . . . . . . . . . . . . . . . . . . . .      48
 SECTION 5.04.              Provision as to Paying Agent  . . . . . . . . . . . . . . . . . .      48
 SECTION 5.05.              Secured Indebtedness of the Company
                              and Restricted Subsidiaries . . . . . . . . . . . . . . . . . .      50
 SECTION 5.06.              Sale and Leaseback Transactions . . . . . . . . . . . . . . . . .      55
 SECTION 5.07.              Waiver of Covenants . . . . . . . . . . . . . . . . . . . . . . .      58
 SECTION 5.08.              Certificate to Trustee  . . . . . . . . . . . . . . . . . . . . .      59


                                                             ARTICLE SIX

                                               DEBT SECURITYHOLDERS' LISTS AND REPORTS BY
                                                     THE COMPANY AND THE TRUSTEE.


 SECTION 6.01.              Debt Securityholders' Lists . . . . . . . . . . . . . . . . . . .      60
 SECTION 6.02.              Preservation and Disclosure of Lists  . . . . . . . . . . . . . .      61
 SECTION 6.03.              Reports by the Company  . . . . . . . . . . . . . . . . . . . . .      64
 SECTION 6.04.              Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . .      65


                                                                                                  iv


                                                                                                 Page
                                                                                                 ----
                                                            ARTICLE SEVEN

                                                     REMEDIES OF THE TRUSTEE AND
                                                DEBT SECURITYHOLDERS ON EVENT OF DEFAULT.

 SECTION 7.01.              Events of Default . . . . . . . . . . . . . . . . . . . . . . . .      69
 SECTION 7.02.              Payment of Applicable Debt Securities on
                              Default; Suit Therefor  . . . . . . . . . . . . . . . . . . . .      74
 SECTION 7.03.              Application of Money Collected by
                              Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .      78
 SECTION 7.04.              Proceedings by Debt Securityholders . . . . . . . . . . . . . . .      81
 SECTION 7.05.              Proceedings by Trustee  . . . . . . . . . . . . . . . . . . . . .      83
 SECTION 7.06.              Remedies Cumulative and Continuing  . . . . . . . . . . . . . . .      83
 SECTION 7.07.              Direction of Proceedings and Waiver
                              of Defaults by Majority of
                              Debt Securityholders  . . . . . . . . . . . . . . . . . . . . .      84
 SECTION 7.08.              Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . .      86
 SECTION 7.09.              Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . .      87
 SECTION 7.10.              Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . .      87


                                                            ARTICLE EIGHT

                                                       CONCERNING THE TRUSTEE.


 SECTION 8.01.              Duties and Responsibilities of
                              Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
 SECTION 8.02.              Reliance on Dcouemnts, Opinions, Etc. . . . . . . . . . . . . . .      91
 SECTION 8.03.              Responsibility for Recitals, Etc. . . . . . . . . . . . . . . . .      94
 SECTION 8.04.              Trustee, Paying Agent or Debt Security
                              Registrar May Own Debt Securities . . . . . . . . . . . . . . .      94
 SECTION 8.05.              Money to Be Held in Trust . . . . . . . . . . . . . . . . . . . .      94
 SECTION 8.06.              Compensation and Expenses of Trustee  . . . . . . . . . . . . . .      95
 SECTION 8.07.              Officers' Certificate as Evidence . . . . . . . . . . . . . . . .      96
 SECTION 8.08.              Conflicting Interest of Trustee . . . . . . . . . . . . . . . . .      96
 SECTION 8.09.              Eligibility of Trustee  . . . . . . . . . . . . . . . . . . . . .     110
 SECTION 8.10.              Resignation or Removal of Trustee . . . . . . . . . . . . . . . .     110
 SECTION 8.11.              Acceptance by Successor Trustee . . . . . . . . . . . . . . . . .     114
 SECTION 8.12.              Succession by Merger, Etc.  . . . . . . . . . . . . . . . . . . .     117
 SECTION 8.13.              Limitation on Rights of Trustee as a
                              Creditor  . . . . . . . . . . . . . . . . . . . . . . . . . . .     118


                                                                                                    v


                                                                                                  Page
                                                                                                  ----
                                                             ARTICLE NINE

                                                   CONCERNING THE DEBT SECURITYHOLDERS.

 SECTION 9.01.              Action by Debt Securityholders  . . . . . . . . . . . . . . . . .     127
 SECTION 9.02.              Proof of Execution by
                              Debt Securityholders  . . . . . . . . . . . . . . . . . . . . .     128
 SECTION 9.03.              Who Deemed Absolute Owners  . . . . . . . . . . . . . . . . . . .     128
 SECTION 9.04.              Company-Owned Debt Securities Disregarded   . . . . . . . . . . .     129
 SECTION 9.05.              Revocation of Consents; Future
                              Holders Bound . . . . . . . . . . . . . . . . . . . . . . . . .     130


                                                             ARTICLE TEN

                                                     DEBT SECURITYHOLDERS' MEETINGS.

 SECTION 10.01.             Purposes of Meetings  . . . . . . . . . . . . . . . . . . . . . .     131
 SECTION 10.02.             Call of Meetings by Trustee   . . . . . . . . . . . . . . . . . .     132
 SECTION 10.03.             Call of Meetings by Company or
                              Debt Securityholders  . . . . . . . . . . . . . . . . . . . . .     132
 SECTION 10.04.             Qualifications for Voting   . . . . . . . . . . . . . . . . . . .     133
 SECTION 10.05.             Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . .     134
 SECTION 10.06.             Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     135


                                                            ARTICLE ELEVEN

                                                       SUPPLEMENTAL INDENTURES

 SECTION 11.01.             Supplemental Indentures Without
                              Consent of Debt Securityholders . . . . . . . . . . . . . . . .     136
 SECTION 11.02.             Supplemental Indentures with Consent
                              of Debt Securityholders   . . . . . . . . . . . . . . . . . . .     140
 SECTION 11.03.             Effect of Supplemental Indentures . . . . . . . . . . . . . . . .     142
 SECTION 11.04.             Notation on Debt Securities . . . . . . . . . . . . . . . . . . .     142
 SECTION 11.05.             Evidence of Compliance of
                              Supplemental Indenture to Be
                              Furnished Trustee   . . . . . . . . . . . . . . . . . . . . . .     143


                                                                                                   vi

                                                                                                  Page
                                                                                                  ----
                                                            ARTICLE TWELVE

                                            CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER.

 SECTION 12.01.             Company May Consolidate, Etc., Only
                              on Certain Terms  . . . . . . . . . . . . . . . . . . . . . . .     143
 SECTION 12.02.             Successor Corporation Substituted . . . . . . . . . . . . . . . .     145


                                                           ARTICLE THIRTEEN

                                                    SATISFACTION AND DISCHARGE OF
                                                   INDENTURE OR CERTAIN COVENANTS.


 SECTION 13.01.             Satisfaction and Discharge of
                              Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .     145
 SECTION 13.02.             Defeasance upon Deposit of Money,
                              U.S. Government Obligations or
                              Eligible Obligations  . . . . . . . . . . . . . . . . . . . . .     148
 SECTION 13.03.             Deposited Money, U.S. Government
                              Obligations and Eligible
                              Obligations to Be Held in Trust by                                  151
                              Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . .
 SECTION 13.04.             Paying Agent to Repay Money Held  . . . . . . . . . . . . . . . .     152

 SECTION 13.05.             Return of Unclaimed Amounts   . . . . . . . . . . . . . . . . . .     152


                                                           ARTICLE FOURTEEN

                                               IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                                                       OFFICERS AND DIRECTORS.

 SECTION 14.01.             Indenture and Debt Securities Solely
                              Corporate Obligations . . . . . . . . . . . . . . . . . . . . .     154


                                                           ARTICLE FIFTEEN

                                                       Miscellaneous Provisions
                                                       ------------------------


 SECTION 15.01.             Provisions Binding on Company's
                              Successors  . . . . . . . . . . . . . . . . . . . . . . . . . .     155
 SECTION 15.02.             Official Acts by Successor
                              Corporation   . . . . . . . . . . . . . . . . . . . . . . . . .     155
 SECTION 15.03.             Addresses for Notices, Etc.   . . . . . . . . . . . . . . . . . .     155



                                                                                                  vii


                                                                                                  Page
                                                                                                  ----
 SECTION 15.04.             New York Contract   . . . . . . . . . . . . . . . . . . . . . . .     156
 SECTION 15.05.             Evidence of Compliance with
                              Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .     156
 SECTION 15.06.             Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . .     157
 SECTION 15.07.             Trust Indenture Act to Control  . . . . . . . . . . . . . . . . .     158
 SECTION 15.08.             Debt Securities Controlling in the Event
                              of Inconsistencies Between
                              Indenture and Debt Securities . . . . . . . . . . . . . . . . .     158
 SECTION 15.09.             Table of Contents, Headings, Etc.   . . . . . . . . . . . . . . .     158
 SECTION 15.10.             Execution in Counterparts   . . . . . . . . . . . . . . . . . . .     158

 ACCEPTANCE OF TRUST BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    159
 TESTIMONIUM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    159
 SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    159

         THIS INDENTURE, dated as of [         ], 1995 from COOPER INDUSTRIES,
INC., a corporation duly organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), to TEXAS COMMERCE BANK National Association, a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee"),



                                  WITNESSETH:
         WHEREAS, the Company is empowered to borrow money for its corporate purposes and to issue its debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Debt Securities");
         WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes Debt Securities, unlimited as to principal amount, and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Debt Securities in one or more series, bearing such rates of interest, if any, maturing at such time or times and having such other provisions as shall be fixed as hereinafter provided; and
         WHEREAS, the Company by due corporate action has determined to execute and deliver an indenture in the form of this Indenture, and all things necessary to make this

Indenture a legal, valid, binding and enforceable agreement, have been done and performed;
         NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises and of the acceptance and purchase of the Debt Securities by the holders thereof, the Company covenants and agrees with the Trustee, for the benefit of all the present and future holders of the Debt Securities or series thereof, as follows:

                                  ARTICLE ONE
                                  DEFINITIONS.
         SECTION 1.01. DEFINITIONS. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date this Indenture is originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles in the United States of America at the time of determination of such terms.

Agent Member:
         The term "Agent Member" shall have the meaning specified in Section
2.11.

Applicable Debt Securities:
         The term "Applicable Debt Securities" shall have the meaning specified in Section 7.01.

Attributable Debt:
         The term "Attributable Debt" shall mean the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles) of the rental payments during the remaining term of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

Board of Directors:
         The term "Board of Directors" shall mean the Board of Directors of the Company or any committee of such Board or any committee of officers of the Company duly authorized to take any action hereunder.

Certified Resolutions or Board Resolutions:
         The terms "Certified Resolutions" or "Board Resolutions" shall mean a copy delivered to the Trustee of a resolution of the Board of Directors certified by the Secretary or Assistant Secretary of the Company to have been duly adopted and to be in full force and effect on the date of such certification.

Company:
         The term "Company" shall mean COOPER INDUSTRIES, INC., an Ohio corporation, and, subject to the provisions of Article Twelve, shall mean its successors and assigns.

Debt Security or Debt Securities; Outstanding:
         The term "Debt Security" or "Debt Securities" shall mean any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.

         The term "outstanding" or "Outstanding", when used with reference to Debt Securities, shall, subject to the provisions of Section 9.04, mean all Debt Securities theretofore authenticated and delivered by the Trustee under this Indenture, except:

                (a) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                (b) Debt Securities, or portions thereof, for the payment or redemption of which money in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debt Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Four, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                (c) Debt Securities in lieu of or in exchange and substitution for which other Debt Securities shall have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.06.

Debtholder or Holder:
         The terms "Debtholder", "Holder", "holder of Debt Securities", or other similar terms, shall mean any Person in whose name at the time a particular Debt Security is registered on the register kept for that purpose in accordance with the terms hereof.

Depositary:
The term "Depositary" shall have the meaning specified in Section 2.11.

Eligible Obligations:
         The term "Eligible Obligations" shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money and/or U.S. Government Obligations) the relevant series of Debt Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies.

Event of Default:
         The term "Event of Default" shall have the meaning specified in
Section 7.01.

Funded Debt:
         The term "Funded Debt" shall mean (a) any Indebtedness maturing by its terms more than one year from the date of the issuance thereof, including any Indebtedness renewable or extendible at the option of the obliger to a date later than one year from the date of the original issuance thereof, excluding any portion of Indebtedness which is included in current liabilities and (b) any Indebtedness which may be payable from the proceeds of Funded Debt as defined in clause (a) of this definition pursuant to the terms of such Funded Debt.

Global Debt Security:
         The term "Global Debt Security" shall have the meaning specified in
Section 2.11.

Indebtedness:
         The term "Indebtedness" of any corporation shall mean all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable.

Indenture:
         The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

Lien:
         The term "Lien" shall mean any mortgage, pledge, security interest, lien, charge or other encumbrance.

Officers' Certificate:
         The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, the President, any Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers' Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company. Each such certificate shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

Opinion of Counsel:
         The term "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

Person:
         The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Principal Office of the Trustee:
         The term "principal office of the Trustee", or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

Principal Property:
         The term "Principal Property" shall mean (A) any manufacturing plant located in the continental United States, or manufacturing equipment located in any such manufacturing plant (together with the land on which such plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a Debt Security is authenticated by the Trustee or thereafter acquired or leased by the Company or any Restricted Subsidiary, other than (i) any property which the Board of Directors determines is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries, as an entirety, or (ii) any portion of any such property which the Board of Directors determines not to be of material importance to the use of operation of such property and (B) any Shares or Indebtedness issued by any Restricted Subsidiary. "Manufacturing plant" does not include any plant owned or leased jointly or in common with one or more Persons other than the Company and its Restricted Subsidiaries in which the aggregate interest of the Company and its Restricted Subsidiaries does not exceed fifty percent (50%). "Manufacturing equipment" means manufacturing equipment in such manufacturing plants used directly in the production of the Company's or any Restricted Subsidiary's products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of the Company's or any Restricted Subsidiary's products.

Responsible Officer:
         The term "Responsible Officer", when used with respect to the Trustee, shall mean the chairman and any vice chairman of the board of directors, the chairman and any vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

Restricted Subsidiary:
         The term "Restricted Subsidiary" shall mean any Subsidiary substantially all the property of which is located within the continental United States, other than (i) a Subsidiary primarily engaged in financing, including, without limitation, lending on the security of, purchasing or discounting (with or without recourse) receivables, leases, obligations or other claims arising from or in connection with the purchase or sale of products or services, (ii) a Subsidiary primarily engaged in leasing or insurance, or (iii) a Subsidiary primarily engaged in financing the Company's or any Restricted Subsidiary's operations outside the continental United States.

Sale and Leaseback Transaction:
         The term "Sale and Leaseback Transaction shall mean any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property of the Company or any Restricted Subsidiary whether such Principal Property is now owned or hereafter acquired (except for leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and except for leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation of such property), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person.

Secured Indebtedness:
         The term "Secured Indebtedness" of any corporation shall mean Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by any Restricted Subsidiary) owned by the Company or any Restricted Subsidiary.

Shareholders' Equity:
         The term "Shareholders' Equity" shall mean the total assets calculated from a consolidated balance sheet of the Company, prepared in accordance with generally accepted accounting principles, less total liabilities shown on such balance sheet.

Shares:
         The term "Shares" shall mean as to any corporation all the issued and outstanding equity shares (except for directors' qualifying shares) of such corporation.

Subsidiary:
         The term "Subsidiary" shall mean any corporation a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries and which is consolidated in the Company's latest consolidated financial statements filed with the Securities and Exchange Commission or provided generally to the Company's shareholders.

Trustee:
         The term "Trustee" shall mean Texas Commerce Bank National Association, a national banking association, and, subject to the provisions of Article Eight hereof, shall mean its successors and assigns as Trustee hereunder.

Trust Indenture Act of 1939:
         The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Article Eleven.

U.S. Government Obligations:
         The term "U.S. Government Obligations" shall mean securities that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Voting Shares:
         The term "Voting Shares" shall mean, as to Shares of a particular corporation, outstanding Shares of any class of such corporation entitled to vote in the election of directors, excluding Shares entitled so to vote only upon the happening of some contingency.

                                  ARTICLE TWO

                ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                           EXCHANGE OF DEBT SECURITIES

         SECTION 2.01. Issuable in Series; Unlimited Aggregate Principal Amount. The aggregate principal amount of Debt Securities that may be issued by the Company and authenticated and delivered under this Indenture is unlimited. The Debt Securities may, at the election of and as authorized by the Board of Directors to be evidenced by a Board Resolution, be issued in one or more series, and shall be designated generally as debentures, notes, bonds and other evidences of indebtedness, as the case may be, with such further particular designations added or incorporated in such title for the Debt Securities of any particular series as the Board of Directors may determine as provided in Section 2.02. Each Debt Security shall bear upon the face thereof the designation so selected for the series to which it belongs and shall be dated the date of its authentication. All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in the Certified Resolution or in an indenture supplemental hereto provided to the Trustee pursuant to Section 2.02(A).

        SECTION 2.02. Documents Required for Issuance of Each Series of Debt Securities. At any time, and from time to time, after the execution of this Indenture, Debt Securities of each of the series created pursuant to the provisions hereof may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to, or upon the order of, the Company upon receipt by the Trustee of:

  (A) a Certified Resolution, or an indenture supplemental hereto, setting forth

                          (i) the following terms with respect to the
                 particular series of Debt Securities to be authenticated and delivered by the Trustee:

                                  (a) designation;

                                  (b) date;

                                  (c) date or dates of maturity; or the method
                          by which such date or dates to be determined;

                                  (d) interest rate or rates or the method of
                          determining such rate or rates, if any, and modifications to Section 2.10 hereof, if any;

                                  (e) interest payment dates, if any;

                                  (f) the place or places for the payment of
                          principal and for the payment of interest, if any;

                                  (g) denominations;

                                  (h) limitation upon  the aggregate principal
                          amount of Debt Securities of the particular series which may be issued, if any (except for Debt Securities issued pursuant to Sections 2.05, 2.06,
                          2.07 and 4.03); (i) provisions, if any, for the payment of principal, premium or interest, without deduction for taxes, assessments or governmental charges, or for reimbursement of taxes, assessments or governmental charges in case of payment by the holders;

                                (j) provisions, if any, reserving to the
                        Company the right, or obligating the Company at the option of the holder thereof, to redeem all or any part of the Debt Securities of the particular series before maturity at such time or times, upon such notice, at such redemption price or prices (together with accrued interest to the date of redemption) and upon such other terms (which terms may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the provisions of this Indenture with respect to redemption of Debt Securities) as may be specified in the respective forms of Debt Securities;

                                (k) provisions, if any, for any sinking,
                        purchase or analogous fund with respect to the Debt Securities of the particular series, which provisions may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the provisions of this Indenture with respect to sinking, purchase or analogous funds;

                                (l) provisions, if any, for the issuance of
                        Debt Securities bearing no interest rate or to be sold at a premium or with an original issue discount and provisions, if any, for the determination of the portion or portions of any Debt Securities sold at a discount that shall be required for any request, demand, authorization, notice, direction, consent or waiver;

                                (m) Events of Default with respect to the Debt
                        Securities of a particular series which Events of Default may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the Events of Default provided in Section 7.01, and the remedies with respect thereto;

                                (n) provisions, if any, for the Debt Securities
                        of a particular series to be denominated, and payments thereon to be made, in currencies other than the U.S. dollar or in units based on or relating to such other currencies (including European currency units);

                                (o) provisions, if any, for the defeasance of
                        Debt Securities of a particular series (including provisions permitting defeasance of less than all Debt Securities of a particular series), which provisions may be in addition to, in substitution for, in subtraction from, or in modification of (or any combination of the foregoing) the provisions of Article Thirteen;

                                (p) covenants, if any, with respect to the Debt
                        Securities of a particular series, which covenants may be in addition to, in substitution for, in subtraction from or modification of (or any combination of the foregoing) the covenants set forth in Sections 5.05 and 5.06;

                                (q) whether the Debt Securities of a particular
                        series shall be issued in whole or in part in the form of one or more Global Debt Securities and, in any such case, (i) the

                        Depositary for such Global Debt Security or Global Debt Securities and (ii) the circumstances under which any such Global Debt Security may be registered in the name of, and under which any transfer of such Global Debt Security may be registered in the name of, any Person other than such Depositary or its nominee, if other than as set forth in Section 2.11; and

                                (r) any other provisions expressing or
                        referring to the terms and conditions upon which the Debt Securities of that series are to be issued under this Indenture which are permitted to be set forth in a Certified Resolution pursuant to this Section 2.02(a) or an indenture supplement hereto or which are not in conflict with the provisions of this Indenture; and
                        (ii) the form of such series of Debt Securities;

                (B) an Officers' Certificate dated the date of authentication and delivery of such series of Debt Securities stating that the resolutions of the Board of Directors authorizing the execution, authentication and delivery of this Indenture and the Debt Securities are in full force and effect as of the date hereof;

                (C) either (i) a certificate or other official document
            evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required, or (ii) an Opinion of Counsel that no authorization, approval or consent of any government body is required;

                (D) an Opinion of Counsel that all instruments furnished the
            Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver the Debt Securities then applied for; that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Debt Securities applied for have been complied with and the Company is duly entitled to the authentication and delivery of such Debt Securities in accordance with the provisions of this Indenture; that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture, if any, and the execution and delivery by the Company of the Debt Securities then applied for have been complied with; that the Company has corporate power to issue such Debt Securities and has duly taken all necessary corporate action for those purposes; that the Debt Securities then applied for, when issued, will be the legal, valid and binding obligations of the Company; and that the Debt Securities of the series then applied for, when issued, will be entitled to the benefits of this Indenture, equally and ratably with all other
          Debt Securities of such series theretofore issued and then
          Outstanding;

                (E) an Officer's Certificate stating that the Company is not in default under the Indenture and that the issuance of the additional Debt Securities applied for will not result in any breach of any of the terms, conditions or provisions of, a constitute a default under, the Company's articles of incorporation or code of regulations or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Debt Securities applied for having been complied with; and

                (F) a written order of the Company, signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company, directing the Trustee to authenticate and deliver Debt Securities as provided therein. If all of the Debt Securities of a series are not to be issued at one time and if the Certified Resolution or indenture supplemental hereto establishing such series shall so permit, an Officers' Certificate may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities and determining the terms of particular Debt Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue.

        If all Debt Securities of a series are not to be issued at any one time, it shall not be necessary to deliver the Certified Resolution, Officers' Certificates and Opinions of Counsel provided for in this Section 2.02 at the time of issuance of each Debt Security of such series if instead such documents are delivered at or prior to the time of issuance of the first Debt Security of such series.

        SECTION 2.03. DENOMINATIONS; CERTIFICATE OF AUTHENTICATION. The Debt Securities shall be issuable only as registered securities without coupons (subject to Section 11.01(d)) in such denominations as shall be specified as contemplated by Section 2.02, provided that in the absence of such specifications with regard to any series of the Debt Securities, the Debt Securities of such series shall be issuable in denominations of $1,000 or any integral multiple thereof.

         The Trustee's certificate of authentication on all Debt Securities shall be in substantially the following form:

         This [note, bond, debenture or other evidence of indebtedness] is one of the series of Debt Securities referred to in the within-mentioned Indenture.

                                             TEXAS COMMERCE BANK
                                               National Association,
                                               as Trustee


                                               By
                                                  ---------------------
                                                   Authorized Signature


         SECTION 2.04. EXECUTION OF DEBT SECURITIES. The Debt Securities shall be signed manually or in facsimile in the name and on behalf of the Company by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer, under its corporate seal reproduced thereon and attested manually or in facsimile by its Secretary or one of its Assistant Secretaries. Only such Debt Securities as shall bear a certificate of authentication substantially in the form provided in Section 2.03, executed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the

Debt Security so authenticated has been duly authenticated and delivered hereunder.

         In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such Person was not such an officer.

         SECTION 2.05. EXCHANGE AND REGISTRATION OF TRANSFER OF DEBT SECURITIES. Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same series and date of maturity of other authorized denominations. Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company for such purpose in the City and State of New York, as provided in Section 5.02, and the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, the

Debt Security or Debt Securities that the Debt Securityholder making the exchange shall be entitled to receive.

         The Company or any Debt Security registrar appointed by the Company shall keep, at said office or agency, a register in which, subject to such reasonable regulations as it may prescribe, the Company, or any Debt Security registrar appointed by the Company, shall register Debt Securities and shall register the transfer of Debt Securities as in this Article Two provided. Such Debt Security register shall be in written form or in any other form capable of being converted into written form within a reasonable time. If the Debt Security register is not kept by the Trustee it shall at all reasonable times be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debt Security at such office or agency, the Company shall execute, and the Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Debt Security or Debt Securities of the same series and date of maturity for an equal aggregate principal amount. The Company hereby appoints the Trustee to be Debt Security registrar, but reserves the right to change the Debt Security registrar or to itself act as Debt Security registrar.

         All Debt Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or any Debt Security registrar appointed by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company or any Debt Security registrar appointed by the Company) duly executed, by the holder or his attorney duly authorized in writing.

        No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company or any Debt Security registrar appointed by the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        The Company or any Debt Security registrar appointed by the Company
shall not be required to exchange or register the transfer of (a) any    Debt
Securities for a period of fifteen days next preceding any selection of Debt Securities to be redeemed, or (b) any Debt Securities selected, called or being called for redemption.

        SECTION 2.06. MUTILATED, DESTROYED, LOST OR STOLEN DEBT SECURITIES. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security of the same series and date of maturity in the same principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.

        The Trustee shall authenticate any such substituted Debt Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (upon surrender thereof in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

        Every substituted Debt Security of any series issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debt Security of such series is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security of such series shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of such series duly issued hereunder. All Debt Securities of any series shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities of such series and shall preclude any and all other rights or remedies notwithstanding (to the extent permitted by applicable law) any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.07. TEMPORARY DEBT SECURITIES. Pending the preparation of definitive Debt Securities of any series, the

Company may execute and the Trustee shall authenticate and deliver temporary Debt Securities of such series (printed, lithographed or otherwise produced). Temporary Debt Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Debt Securities, but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company and the Trustee. Every such temporary Debt Security shall be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the definitive Debt Securities. Without unreasonable delay the Company will cause to be prepared, and will execute and deliver to the Trustee, definitive Debt Securities of such series, whereupon any or all temporary Debt Securities of such series may be surrendered in exchange therefor at the office or agency of the Company, and the Trustee shall authenticate and deliver in exchange for such temporary Debt Securities an equal aggregate principal amount of definitive Debt Securities of the same series and date of maturity. Such exchange shall be made by the Company at its own expense and without any charge therefor except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Until so exchanged, the temporary

Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series authenticated and delivered hereunder.

         SECTION 2.08. CANCELLATION OF DEBT SECURITIES PAID, ETC. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Debt Security registrar, be surrendered to the Trustee for cancellation and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may destroy cancelled Debt Securities and deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are surrendered to the Trustee for cancellation.

         SECTION 2.09. DEBT SECURITIES TO BE TREATED EQUALLY. All Debt Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery of maturity of the Debt Securities of such series.

         SECTION 2.10. COMPUTATION OF INTEREST. Unless otherwise provided in the Certified Resolution or one or more indentures supplemental hereto setting forth the terms on any series of Debt Securities, interest on the Debt Securities of such series shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 2.11. GLOBAL DEBT SECURITIES; DEPOSITARY. For the purposes of this Indenture, the term "Agent Member" shall mean a member of, or participant in, a Depositary; the term "Depositary" shall mean, with respect to Debt Securities issuable or issued in whole or in part in the form of one or more Global Debt Securities, the clearing agency registered under the Securities Exchange Act of 1934 designated as Depositary in a Certified Resolution, or in an indenture supplemental hereto, pursuant to Section 2.02, and if at any time there is more than one such agency, "Depositary" as used with respect to the Debt Securities shall mean the respective Depositary with respect to a particular series of Debt Securities; and the term "Global Debt Security" shall mean a global certificate evidencing all or part of the series of Debt Securities, executed by the Company, authenticated by the

Trustee and issued to the Depositary for the series or such portion of the series, and registered in the name of such Depositary or its nominee.

         If a particular series of Debt Securities are to be issued in whole or in part in the form of one or more Global Debt Securities, as specified in a Certified Resolution, or in an indenture supplemental hereto, pursuant to
Section 2.02, then the Company shall execute and the Trustee shall, in accordance with Section 2.03 with respect to such series, authenticate and deliver each such Global Debt Security, which (i) shall represent and shall be denominated in a principal amount equal to the aggregate principal amount of the Debt Securities of such series to be represented by such Global Debt Security,
(ii) shall be registered in the name of the Depositary for such Global Debt Security or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) unless otherwise specified in such Certified Resolution or indenture supplemental hereto, shall bear a legend substantially to the following effect: "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

         Notwithstanding Section 2.05, except as otherwise specified in a Certified Resolution, or in an indenture supplemental hereto, as contemplated by
Section 2.02, any Global Debt Security shall be exchangeable only as provided in this paragraph. A Global Debt Security shall be exchangeable pursuant to this
Section if (x)(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and the (ii) Company is unable to arrange for a qualified successor, (y) the Company in its sole discretion determines that all Global Debt Securities of any series then outstanding shall be exchangeable for definitive Debt Securities of such series in registered form or (z) an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, with respect to the Debt Securities of the series represented by such Global Debt Security has occurred and is continuing. Any Global Debt Securities of such series that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive Debt Securities of such series in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, currency of payment, date of maturity and other terms and of differing denominations aggregating a like amount. Such definitive Debt Securities of such series shall be registered in the names of the owners of the beneficial interests in such Global Debt Securities of such series as such names are from time to time provided by the relevant participants in the Depositary holding such Global Debt Securities (as such participants are identified from time to time by such Depositary).

         No Global Debt Security may be transferred except as a whole (i) by the Depositary to a nominee of the Depositary or (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Except as provided above, owners solely of beneficial interests in a Global Debt Security shall not be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

         In the event that a Global Debt Security is surrendered for redemption in part pursuant to Article Three or Four, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Debt Security, without service charge, a new Global Debt Security in a denomination and tenor equal to and in exchange for the unredeemed portion of the principal for the Global Debt Security so surrendered.

        Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in any Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. The
Agent Members shall have no rights under this Indenture with respect to any Global Debt Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debt Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of a Debt Security of any series, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

                                 ARTICLE THREE

                                 SINKING FUNDS.

         SECTION 3.01. Applicability of Article. The provisions of this Article Three shall be applicable to any sinking fund established in or pursuant to a Certified Resolution under Section 2.02 or one or more indentures supplemental hereto for the retirement of Debt Securities of any series, except as otherwise specified in such Certified Resolution or supplemental indenture.

                 The sinking fund payment required to be made under the terms of the Debt Securities of any series is herein referred to as a "mandatory sinking fund payment", and any sinking fund payment that is not required to be made but is permitted by the terms of the Debt Securities of any series is herein referred to as an "optional sinking fund payment". Unless otherwise provided for by the terms of the Debt Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.02. Each sinking fund payment shall be applied to the redemption of the Debt Securities of any series as provided for by the terms of the Debt Securities of such series.

         SECTION 3.02. SATISFACTION OF SINKING FUND PAYMENTS WITH DEBT SECURITIES. The Company may, at its option, as specified by it in an Officer's Certificate delivered to the Trustee pursuant to Section 3.03 reduce and satisfy the obligation to make a mandatory sinking fund payment in the amount of the redemption price, together with accrued interest to the redemption date on Debt Securities otherwise to be redeemed, of any Debt Securities (a) acquired by the Company and delivered by it to the Trustee for cancellation or (b) redeemed otherwise than through the operation of the mandatory sinking fund, and in each case under clauses (a) and (b) delivered or redeemed on or prior to the date of delivery of such Officers' Certificate and not theretofore made the basis for a reduction of a mandatory sinking fund payment.

         SECTION 3.03. REDEMPTION OF DEBT SECURITIES FOR SINKING FUND. Not less than sixty days prior to each sinking fund payment date for any series of Debt Securities (or such later date as shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next succeeding sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 3.02 and will also deliver to the Trustee any Debt Securities to be so credited which have not theretofore been delivered. Not less than thirty days before each such sinking fund payment date, the Trustee shall select the Debt Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Article Four and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Article Four. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Article Four. In the case of the failure of the Company to deliver such Officers' Certificate when due (or to deliver the Debt Securities specified in this Section 3.03) the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in Section
3.02 and without the right to make any optional sinking fund payment with respect to such series.

                 Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date next succeeding the date of such payment) to the redemption of such Debt Securities at the redemption price specified in such Debt Securities for operation of the sinking fund, together with accrued interest, if any, to the date fixed for redemption. Subject to the provisions of Section 13.05, any sinking fund payment not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section
3.03. Subject to the provisions of Section 13.05, any and all sinking fund payments with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at maturity.

                                  ARTICLE FOUR

                           REDEMPTION OF DEBENTURES.

         SECTION 4.01. APPLICABILITY OF ARTICLE. The provisions of this Article Four shall be applicable to any redemption provisions established in or pursuant to a Certified Resolution under Section 2.02 or one or more indentures supplemental hereto with respect to any series of Debt Securities, except as otherwise provided in such Certified Resolution under Section 2.02 or supplemental indenture.

         SECTION 4.02.  NOTICE OF REDEMPTION; SELECTION OF DEBT SECURITIES.
In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Debt Securities of any series, as evidenced by a Board Resolution, it shall fix a date for redemption and give notice of such redemption by first class mail postage prepaid at least thirty and not more than sixty days prior to the date fixed for redemption to the holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security register.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.

         Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Debt Securities are to be redeemed, whether the redemption is through operation of a sinking, purchase or analogous fund, the place of payment, that payment will be made upon presentation and surrender of such Debt Securities, that interest accrued (if any) to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If fewer than all the Debt Securities of a series are to be redeemed, the notice of redemption shall specify the Debt Securities to be redeemed. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of the same series, of authorized denominations, in principal amount equal to the unredeemed portion thereof will be issued.

        On or prior to the redemption date specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the redemption date all the Debt Securities so called for redemption at the applicable redemption price, together with accrued interest (if any) to the date fixed for redemption.

        If fewer than all the Debt Securities of a series are to be redeemed the Company will give the Trustee notice not less than sixty days prior to the redemption date as to the aggregate principal amount of Debt Securities of such series to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities of such series or portions thereof to be redeemed.

        SECTION 4.03. PAYMENT OF DEBT SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as provided in Section 4.02, the Debt Securities or portions of Debt Securities so to be redeemed shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued (if any) to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the redemption price, together with interest accrued (if any) to said date) interest on such Debt Securities or such portions of Debt Securities shall cease to accrue. Upon presentation and surrender of such Debt Securities at the place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon (if any) to the date fixed for redemption.

        If any Debt Security or portion thereof called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the date fixed for redemption at the rate borne by such Debt Security or such portion thereof, or at such other rate provided in the Certified Resolution relating to such Debt Security or the supplemental indenture under which such Debt Security is issued. Upon presentation and surrender of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same series, of authorized denominations, in principal amount equal to the unredeemed portion of the Debt Security so presented and surrendered.

                                  ARTICLE FIVE

                      PARTICULAR COVENANTS OF THE COMPANY.

         SECTION 5.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. With respect to each series of Debt Securities, the Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Debt Securities of such series at the place, at the respective times and in the manner provided in the Debt Securities of such series.

        SECTION 5.02. OFFICE FOR NOTICES AND PAYMENTS, ETC. So long as any of the Debt Securities remains outstanding, the Company will maintain in the City and State of New York, an office or agency (which office or agency may differ for different series of Debt Securities), initially to be located at the principal office of the Trustee, where the Debt Securities may be presented and surrendered for registration of transfer and for exchange as in this Indenture provided, where notices and demands to or upon the Company in respect of Debt Securities or of this Indenture may be served and where Debt Securities may be presented and surrendered for payment, provided that the Company may maintain in such City a separate office or agency for one or more of the foregoing purposes. The Company will give to the Trustee written notice of the change in the location of such office or agency. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders may be made and notices and demands may be served at the principal office of the Trustee.

         SECTION 5.03. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 5.04. PROVISION AS TO PAYING AGENT. (a) If the Company shall appoint a paying agent other than the Trustee with respect to any series of Debt Securities, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04, that:

                 (1) it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Debt Securities of such series

         (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities of such series) in trust for the benefit of the holders of the Debt Securities of such series; and

                 (2) it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debt Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series when the same shall be due and payable.

                 (b) If the Company shall act as its own paying agent with respect to any series of Debt Securities, it will, on or before each due date for the payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of a series, set aside, segregate and hold in trust for the benefit of such holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such Debt Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series when the same shall become due and payable.

                 (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture in accordance with Sections 13.01 and 13.02, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this
Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

                 (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this
Section 5.04 is subject to Sections 13.03 through 13.05.

                 (e) The Company hereby appoints the Trustee to act as paying agent for all series of Debt Securities, but reserves the right to change the paying agent or to itself act as paying agent.

         SECTION 5.05. SECURED INDEBTEDNESS OF THE COMPANY AND RESTRICTED SUBSIDIARIES. So long as any of the Debt Securities remains outstanding, the Company will not, and the Company will not permit any Restricted Subsidiary to, create, assume, guarantee or incur any Secured Indebtedness of the Company or any Restricted Subsidiary without in any such case effectively providing concurrently with the creation, assumption, guarantee or incurrence of any such Secured

Indebtedness that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Indebtedness but only for so long and during such time as (i) such Secured Indebtedness shall exist and be secured by a Lien and (ii) the aggregate of all Secured Indebtedness not secured solely by Liens described in clauses (a) through (h) of this Section
5.05 and all Attributable Debt outstanding pursuant to, and not excluded from this calculation by, Section 5.06, exceeds 10% of Shareholders' Equity; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to Secured Indebtedness secured by:

                 (a) Liens on property (including any Shares or Indebtedness) of any corporation existing at the time such corporation becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Restricted Subsidiary;

                 (b) Liens on property (including any Shares or Indebtedness) existing at the time of acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property created upon the acquisition of such property by the Company or a Restricted Subsidiary, or Liens to secure any Secured Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of such property, which Secured Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements, alterations or repairs thereon; PROVIDED, HOWEVER, that in the case of any such acquisition, construction or improvement, alteration or repair, the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located and any other property not then constituting a Principal Property;

                 (c) Liens securing Secured Indebtedness of any Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

                 (d) Liens on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition;

                 (e) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of American or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, or in favor of any trustee or mortgagee acting on behalf, or for the benefit of, any of the foregoing, to secured partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including without limitation Liens incurred in connection with pollution control, industrial revenue or similar financings) and any other Liens incurred or assumed in connection with the issuance of industrial revenue or private activity bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;

                 (f) Liens existing on the first date on which a Debt Security is authenticated by the Trustee; (g) Liens on any property
         (including any Shares or Indebtedness) not constituting a Principal Property; (h) any extension, renewal or replacement
         (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses
         (a) to (g), inclusive; PROVIDED, HOWEVER, that the principal amount of Secured Indebtedness secured thereby shall not exceed the principal amount of Secured Indebtedness secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements, alterations and repairs on or to such property) and any other property not then constituting a Principal Property.

         Notwithstanding the foregoing provisions, the Company and any one or more Restricted Subsidiaries may create, assume, guarantee or incur Secured Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with (i) all other Secured Indebtedness of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Indebtedness secured by Liens permitted under clauses (a) through (h) above) and (ii) all Attributable Debt outstanding pursuant to, and not excluded from this calculation by, Section 5.06, does not at the time exceed 10% of Shareholders' Equity.

         SECTION 5.06. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (A) the sum of (i) the Attributable Debt outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company and any

Restricted Subsidiary after the first date on which a Debt Security is authenticated by the Trustee, and (iii) the aggregate of all Secured Indebtedness outstanding (computed without regard to the Secured Indebtedness excluded from the operation of Section 5.05 pursuant to clauses (a) through (h) thereof and further without regard to Secured Indebtedness of the Company or any Restricted Subsidiary if the Debt Securities are secured equally and ratably with (or prior to) such Secured Indebtedness) does not exceed 10% of Shareholders' Equity or (B) an amount equal to the greater of (i) the amount of the net proceeds to the Company or the Restricted Subsidiary entering into such Sale and Leaseback Transaction or (ii) the fair market value of such property, as determined by the Board of Directors (in the case of (i) or (ii), after repayment of, or otherwise taking into account, as the case may be, the amount of any Secured Indebtedness secured by a Lien encumbering such property which Secured Indebtedness existed immediately prior to such Sale and Leaseback Transaction) is applied to retirement of Funded Debt within one year after the consummation of such Sale and Leaseback Transaction; PROVIDED, HOWEVER, that the covenant contained in this Section 5.06 shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 5.05 or this Section 5.06,

Attributable Debt with respect to any Sale and Leaseback Transaction if:
                 (1) the Sale and Leaseback Transaction is entered into in connection with the issuance of industrial revenue or private activity bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;
                 (2) the Company or a Restricted Subsidiary applies an amount equal to the net proceeds (after repayment of any Secured Indebtedness secured by a Lien encumbering such Principal Property which Secured Indebtedness existed immediately before such Sale and Leaseback Transaction) of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction to investment (whether for acquisition, improvement, repair, alteration or construction costs) in another Principal Property within one year prior or subsequent to such sale or transfer;
                 (3) such Sale and Leaseback Transaction was entered into by a corporation prior to the date on which such corporation became a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such corporation's becoming a Restricted Subsidiary; or
                 (4) such Sale and Leaseback Transaction was entered into by a corporation prior to the time such corporation was merged or consolidated with the Company or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of such corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition.

         SECTION 5.07. WAIVER OF COVENANTS. The Company may omit in any particular instance to comply with any covenant or condition set forth in
Section 5.05 or 5.06 hereof or provided in a Certified Resolution delivered to the Trustee pursuant to Section 2.02(A) hereof or in any indenture supplemental hereto with respect to the Debt Securities of any series, if before or after the time for such compliance the Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time Outstanding shall, by action of such Debt Securityholders as provided in Section 9.01, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
         SECTION 5.08. CERTIFICATE TO TRUSTEE. The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company (which on the date hereof ends on December 31) ending after the date any series of Debt Securities is first issued hereunder, an Officers' Certificate (which need not contain the statements provided for in Section 15.05), stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of the terms, provisions and conditions of
Section 5.01, 5.02, 5.05 or 5.06 and any other covenant provided in a Certified Resolution delivered to the Trustee pursuant to Section 2.02(A) hereof or an indenture supplemental hereto, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge; PROVIDED, HOWEVER, that the Company shall not be obligated to make any such statement with respect to any term, provision or condition specified in this Section 5.08 if such term, provision or condition, as the case may be, is applicable only to a series of Debt Securities none of the Debt Securities of which are outstanding or with respect to which series the Company has been discharged pursuant to Article Thirteen.

                                  ARTICLE SIX

                   DEBENTUREHOLDERS' LISTS AND REPORTS BY THE
                            COMPANY AND THE TRUSTEE.

         SECTION 6.01. DEBT SECURITYHOLDERS' LISTS. The Company agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen days after each record date relating to any series of Debt Securities, or if any series has no record date, not more than fifteen days after January 1 and July 1 in each year, and at such other times as the Trustee may request in writing within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the applicable series of Debt Securities, as of a date not more than fifteen days prior to the time such information is furnished; PROVIDED, HOWEVER, that so long as the Trustee shall be Debt
Security registrar for a series, no such list for a series need be furnished.

                 SECTION 6.02. PRESERVATION AND DISCLOSURE OF LISTS. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debt Securities contained in the most recent list furnished to it as provided in Section 6.01 and received by the Trustee in its capacity as Debt Securities registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
                 (b) In case three or more holders of Debt Securities of a series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debt Securities of such series with respect to their rights under this Indenture or under the Debt Securities of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                 (1) afford such applicants access to the information preserved at the time of the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or
                 (2) inform such applicants as to the approximate number of holders of Debt Securities of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, and as to the approximate cost of mailing to such Debt Securityholders the form of proxy or other communication, if any, specified in such application.
                 If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of Debt Securities of such series whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing wold be contrary to the best interests of the holders of Debt Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or, if after the entry of an order sustaining one or more objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debt Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
                (c) Each and every holder of the Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any paying agent, nor any paying agent, nor any Debt Security registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debt Securities in accordance with the provisions of subsection (b) of this
Section 6.02, regardless of the source from which such formation was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).
                 SECTION 6.03. REPORTS BY THE COMPANY. (a) The Company agrees to file with the Trustee, within thirty days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
                 (b) The Company agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.
                 (c) The Company agrees to transmit by mail to all holders of Debt Securities, as the names and addresses of such holders appear upon the Debt Security register, within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsection (a) and (b) of this Section 6.03 as may be required by rules and regulations prescribed form time to time by the Securities and Exchange Commission.
                 SECTION 6.04. REPORTS BY THE TRUSTEE. (a) On or before October 15, 1990, and on or before October 15 in every year thereafter, so long as any Debt Securities are outstanding hereunder, the Trustee shall transmit to the

Debt Securityholders, as hereinafter in this Section 6.04 provided, a brief report dated as of the preceding August 15 with respect to:

                 (1) its eligibility under Section 8.09 and its qualification under Section 8.08 or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified undersuch Sections, a written statement to such effect;
                          (2) the character and amount of any advances (and if
                 the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debt Securities on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (buy may elect to state such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Debt Securities outstanding on the date of such report;
                          (3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debt Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any indebtedness based upon a creditor relationship arising in any manner described in Paragraph (2), (3), (4) or (6) or Subsection
         (b) of Section 8.13;
                          (4) the property and funds, if any, physically in the
                 possession of the Trustee, as such, on the date of such report;
                          (5) any additional issue of Debt Securities which the
                 Trustee has not previously reported; and
                          (6) any action taken by the Trustee in the
                 performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debt Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.08.

                 (b) The Trustee shall transmit to the Debt Securityholder, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such), since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 6.04 (or, if no report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debt Securities on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount of Debt Securities outstanding at such time, such report to be transmitted within ninety days after such time.
                 (c) Reports pursuant to this Section 6.04 shall be transmitted by mail to all Debt Securityholder as the names and addresses of such Debt Securityholder appear upon the Debt Security register.
                 (d) A copy of each such report shall, at the time of such transmission to Debt Securityholder, be filed by the Trustee with each stock exchange upon which the Debt Securities of any series are listed and also with the Securities and Exchange Commission. The Company will notify the Trustee when and as the Debt Securities of any series become listed on any stock exchange.

                                 ARTICLE SEVEN

                          Remedies of the Trustee and
                          ---------------------------

                    Debt Securityholder on Event of Default
                    ---------------------------------------

                 SECTION 7.01. EVENTS OF DEFAULT. "Event of Default" with respect to any series of Debt Securities means each one of the event specified below in this Section 7.01, unless it is either inapplicable to a particular series or is specifically deleted or modified in the Certified Resolution under which such series of Debt Securities is issued, and any other events as may be specified in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such series of Debt Securities is issued. In case one or more of the following Events of Default shall have occurred and be continuing:
                 (a) default in the payment of any installment of interest upon any of the Debt Securities of such series, as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or
                 (b) default in the payment of the principal of or premium, if any, on any of the Debt Securities of such series, as and when the same shall become due and payable (subject to subsection (c) below) either at maturity, upon redemption, by declaration or otherwise; or
                 (c) default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or
                 (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Debt Securities of such series, or in this Indenture contained with respect to such series, for a period of ninety days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Debt Securities of such series at the time Outstanding; or
                 (e) entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of such decree or order unstayed and in effect for a period of ninety consecutive days; or
                 (f) commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Company to the entry of an order for relief in an involuntary case under any such law, or consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or for any substantial part of its property, or any general assignment by the Company for the benefit of creditors, or failure by the Company generally to pay its debts as they become due, or the taking by the Company of any corporate action in furtherance of any of the foregoing;
the and in each and every such case in which an Event of Default shall have occurred and shall be continuing, unless the principal of all of the Applicable Debt Securities (as hereinafter defined) shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Applicable Debt Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by holders of the Applicable Debt Securities), may declare the principal of all the Applicable Debt Securities
(or such portion thereof as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such Applicable Debt Securities are issued) to be due and payable immediately and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in the Indenture or in the Applicable Debt Securities to the contrary notwithstanding. The term "Applicable Debt Securities" shall mean the Debt Securities of a series with respect to which an Event of Default shall have occurred and be continuing and unless otherwise specifically provided with respect to a particular series of Debt Securities in the Certified Resolutions under Section 2.02 relating to such series or any indentures supplemental to this Indenture under which such series of Debt Securities are issued shall refer to Debt Securities on a series by series basis such that the provisions hereof shall be applied separately to each series of Debt Securities affected by such Event of Default. Any declaration pursuant to this Section 7.01 is, however, subject to the condition that if, at any time after the principal of the Applicable Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Applicable Debt Securities and the principal of and premium, if any, on any and all Applicable Debt Securities which shall have become due otherwise than by acceleration, with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Applicable Debt Securities, or at such other rate as may be provided in the Certified
Resolution under Section 2.02 relating to such series or any supplemental indenture under which such Applicable Debt Securities are issued, to the date of such payment or deposit, and all sums paid or advances made by the Trustee hereunder and all amounts owing the Trustee under Section 8.06, and any and all Events of Default under this Indenture with respect to the Applicable Debt Securities, other than the nonpayment of principal of and accrued interest on Applicable Debt Securities which shall have become due by acceleration, shall have been remedied, cured or waived, then and in every such case the holders of a majority in aggregate principal amount of the Applicable Debt Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults related to such Applicable Debt Securities and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
                 In case the Trustee or any of the Debt Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Debt Securityholder, then and in every such case the Company and the Trustee and such Debt Securityholder shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee and such Debt Securityholder shall continue as though no such proceedings had been taken.
                 SECTION 7.02. PAYMENT OF APPLICABLE DEBT SECURITIES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Applicable Debt Securities as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or
(b) in case default shall be made in the payment of the principal of and premium, if any, on any of the Applicable Debt Securities as and when the same shall have become due and payable (subject to subsection (c) below), whether at maturity of the Applicable Debt Securities or upon redemption or by declaration or otherwise, or (c) in case default shall be made in the payment for any sinking, purchase or analogous find provided for in respect of any of the Applicable Debt Securities as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Applicable Debt Securities, the whole amount that then shall have become due and payable on all such Applicable Debt Securities for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest at the rate borne by the Applicable Debt Securities or at such other rate as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such Applicable Debt Securities are issued; and, in addition thereto, such further amount as shall be sufficient to cover all amounts owing the Trustee under
Section 8.06.
                 In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Applicable Debt Securities and collect in the manner provided by law out of the property of the Company or any other obligor on the Applicable Debt Securities wherever situated the money adjudged or decreed to be payable.
                 In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities under the Federal Bankruptcy Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any similar judicial proceedings relative to the Company or other obligor upon the Debt Securities, or to the creditors or property of the Company or such other obligor, the Trustee irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium and interest owing and unpaid in respect of the Debt Securities, and to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any amounts owing the Trustee under Section 8.06) and of the holders of Debt Securities allowed in such judicial proceedings relative to the Company or any other obligor on the Debt Securities, its or their creditors, or its or their property, and to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Debt Securities to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debt Securityholder, to pay to the Trustee any amounts owing the Trustee under Section 8.06 up to the date of such distribution.

        All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any of the Debt Securities of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debt Securities of such series.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debt Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debt Securityholder in any such proceeding.
        SECTION 7.03. APPLICATION OF MONEY COLLECTED BY TRUSTEE. Any money collected by the Trustee pursuant to this Article with respect to a series of Debt Securities shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such money, upon presentation of the several Debt Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:
                 FIRST:  To the payment of all amounts owing the Trustee under
         Section 8.06;
                 SECOND:  In case the principal on none of the Outstanding
         Debt Securities of such series shall have become due and be unpaid, to the payment of interest, if any, which has become due and is unpaid on the Debt Securities of such series, in the order of the maturity of the installments of such interest, with interest (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debt Securities or at such other rate as may be provided in the Certified Resolution under
         Section 2.02 relating to such series or any supplemental indenture under which such series of Debt Securities is issued (such payments to be made ratably to the Persons entitled thereto);
                 THIRD:  In case the principal of any of the Outstanding
         Debt Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal, premium, if any, and interest, if any, with interest on the overdue principal and premium, if any, and (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debt Securities of such series or at such other rate as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such series of Debt Securities is issued; and in case such money shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debt Securities of such series, then to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal and premium, if any, over interest, if any, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any other Debt Security of such series, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest, if any; and
                 FOURTH: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                 SECTION 7.04. PROCEEDINGS BY DEBT SECURITYHOLDERS. No holder of any Applicable Debt Security of any series shall have any right by virtue of or by availing himself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, in each case with respect to an Event of Default related to such Applicable Debt Securities, unless such holder previously shall have given to the Trustee written notice of default with respect to the Applicable Debt Securities of such series and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount of such Applicable Debt Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the holders of a majority in principal amount of the outstanding Debt Securities, it being understood and intended, and being expressly covenanted by the holder of every Debt Security of a series with every other holder of a Debt Security of such series and the Trustee, that no one or more holders of Debt Securities of such series shall have any right in any manner whatever by virtue of or by availing himself or themselves of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Debt Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debt Securities of such series.

        Notwithstanding any other provisions in this Indenture, the right of any holder of any Debt Security, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on such Debt Security, on or after the respective due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

           SECTION 7.05. PROCEEDINGS BY TRUSTEE. In case an Event of Default shall occur and be continuing hereunder with respect to any Applicable Debt Securities, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture with respect to such Applicable Debt Securities, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
                 SECTION 7.06. REMEDIES CUMULATIVE AND CONTINUING. All powers and remedies given this Article Seven to the Trustee or to the holders of Debt Securities of any series shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debt Securities of such series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debt Securities of a series to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Debt Securityholders of a series may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debt Securityholders of such series.
                 SECTION 7.07. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF DEBT SECURITYHOLDERS. The holders of a majority in aggregate principal amount of the Debt Securities of any series at any time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; PROVIDED, HOWEVER, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability or would be unduly prejudicial to the holders of Debt Securities of such series not joining in such direction. Prior to any declaration accelerating the maturity of the Debt Securities of any series, the holders of a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding may, on behalf of the holders of all of the Debt Securities of such series, waive any past default or Event of Default hereunder with respect to such series and its consequences except a default in the payment of the principal of, premium, if nay, or interest, if any, on any of the Debt Securities of such series, or in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. Upon any such waiver the Company, the Trustee and the holders of the Debt Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default (as defined in Section 7.08) or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debt Securities of such series and this Indenture be deemed to have been cured and to be not continuing.
                 SECTION 7.08. NOTICE OF DEFAULTS. The Trustee shall, within ninety days after the occurrence of a default (as hereinafter defined) with respect to the Debt Securities of any series, mail to all holders of Debt Securities of such series, as the names and addresses of such holders appear upon the Debt Security register, notice of all such defaults known to the Trustee, unless such default shall have been cured before the giving of such notice (the term "default" for the purpose of this Section 7.08 being hereby defined to be any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series); and provided that, except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debt Securityholders of such series.
                 SECTION 7.09. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any part litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 7.09
shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debt Securityholder, or group of Debt Securityholders, holding in the aggregate more than ten percent in principal amount of the Debt Securities of any series outstanding, or to any suit instituted by any holder of a Debt Security of any series for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Debt Security of such series on or after the due date expressed in such Debt Security.
                 SECTION 7.10. WAIVER OF STAY OR EXTENSION LAWS. The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE EIGHT

                           Concerning the Trustee
                           ----------------------

                 SECTION 8.01. DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred and is continuing, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default of occurred and is continuing (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
                 (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
                          (1) the duties and obligations of the Trustee shall
                 be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
                          (2) in the absence of bad faith on the part of the
                 Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, int he case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debt Securities of any series at the time Outstanding determined as provided in Section 9.04 relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to the Debt Securities of such series, or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of such series under this Indenture; and

                (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 8.02. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.01:

                (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
                 (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Certified Resolution;
                 (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
                 (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debt Securityholders pursuant to the provisions of this Indenture, unless such Debt Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                 (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
                 (f) prior to the occurrence of an Event of Default with respect to any series of Debt Securities hereunder and after the curing or waiving of all Events of Default with respect to such series of Debt Securities, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document with respect to such series of Debt Securities, unless requested in writing to do so by the holders of not less than a majority in principal amount of Debt Securities of such series then outstanding; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care by it hereunder; and
                 (h) the Trustee shall not be deemed to have knowledge or notice of any Event of Default or defaults hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless the holders of not less than twenty-five percent of the outstanding Debt Securities of any series as to which there exists as Event of Default or default gives notice of such Event of Default or default.
                 SECTION 8.03. RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Debt Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

                 SECTION 8.04. TRUSTEE, PAYING AGENT OR DEBT SECURITY REGISTRAR MAY OWN DEBT SECURITIES. The Trustee, any paying agent, Debt Security registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not Trustee, paying agent, Debt Security registrar or such other agent.
                 SECTION 8.05. MONEY TO BE HELD IN TRUST. Subject to the provisions of Section 13.04, all money received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which it was received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.
                 SECTION 8.06. COMPENSATION AND EXPENSES OF TRUSTEE. The Company agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also agrees to indemnity the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section
8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debt Securities.
                 SECTION 8.07. OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
                 SECTION 8.08. CONFLICTING INTEREST OF TRUSTEE. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this
Section 8.08, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 8.10.
                 (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 8.08, the Trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of such failure to all holders of Debt Securities, as the names and addresses of such holders appear upon the Debt Security register.

                 (c) For the purpose of this Section 8.08 the Trustee shall be deemed to have a conflicting interest if:

                       (1) the Trustee is trustee under another indenture
                 under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debt Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph this Indenture in respect of all series of Debt Securities issued hereunder, and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;
                (2) the Trustee or any of its directors or executive officers is an obligor upon the

                 Debt Securities of any series issued under this Indenture or an underwriter for the Company;
                       (3) the Trustee directly or indirectly controls or is
                 directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;
                       (4) the Trustee or any of its directors or executive
                 officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company;
                 (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject tot he provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;
                          (5) ten percent or more of the voting securities of
                 the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent or more of such voting securities is beneficially owned, collectively, by any two or more of such Persons; or ten percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such Persons;
                          (6) the Trustee is the beneficial owner of, or holds
                 as collateral security for an obligation which is in default,
                 (A) five percent or more of the voting securities, or ten percent or more of any other class of security, of the Company, not including the Debt Securities issued under this

                 Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten percent or more of any class of security of an underwriter for the Company;
                          (7) the Trustee is the beneficial owner of, or holds
                 as collateral security for an obligation which is in default, five percent or more of the voting securities of any Person who, to the knowledge of the Trustee, owns ten percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
                          (8) the Trustee is the beneficial owner of, or holds
                 as collateral security for an obligation which is in default, ten percent or more of any class of security of any Person who, to the knowledge of the Trustee, owns fifty percent or more of the voting securities of the Company; or
                          (9) the Trustee owns on May 15 in any calendar year,
                 in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent or more of the voting securities, or of any class of security, of any Person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent of such voting securities or twenty-five percent of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of principal of or the premium, if any, or interest, if any, on any of the Debt Securities when and as the same becomes due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and, after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraph (6), (7) and (8) of this subsection (c).
                 The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a Person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).
                 For the purposes of paragraph (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay money lent to a Person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or
(ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.
                 Except as provided in the next preceding paragraph hereof, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
                 (d) For the purposes of this Section 8.08:
                          (1) The term "underwriter" when used with reference
                 to the Company shall mean every Person who, within three years prior to the time as of which the determination is made, has purchased form the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a Person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.
                          (2) The term "director" shall mean any director of a
                 corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.
                          (3) The term "Person" shall mean an individual, a
                 corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.
                          (4) The term "voting security" shall mean any
                 security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a Person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a Person.
                          (5) The term "Company" shall mean any obligor upon
                 the Debt Securities.
                          (6) The term "executive officer" shall mean the
                 president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.
                 The percentages of voting securities and other securities specified in this Section 8.08 shall be calculated in accordance with the following provisions:
                          (A) A specified percentage of the voting securities
                 of the Trustee, the Company or any other Person referred to in this Section 8.08 (each of whom is referred to as a "Person" in this paragraph) means such amount of the outstanding voting securities of such Person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such Person are entitled to cast in the direction or management of the affairs of such Person.
                          (B) A specified percentage of a class of securities
                 of a Person means such percentage of
                 the aggregate amount of securities of the class outstanding.
                          (C) The term "amount", when used in regard to
                 securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.
                          (D) The term "outstanding" means issued and not held
                 by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
                                  (i) Securities of an issuer held in a sinking
                          fund relating to securities of the issuer of the same class;
                                (ii) Securities of an issuer held in a sinking
                          fund relating to another class of securities of the issuer, if the obligation evidence by such other class of securities is not in default as to principal or interest or otherwise;
                             (iii) Securities pledged by the issuer thereof as
                          security for an obligation of the issuer not in default as to principal or interest or otherwise;

                               (iv) Securities held in escrow if placed in
                 escrow by the issuer thereof; PROVIDED, HOWEVER, that any voting securities of an issuer shall be deemed outstanding if any Person other than the issuer is entitled to exercise the voting rights thereof.
                          (E) A security shall be deemed to be of the same
                 class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; PROVIDED, HOWEVER, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and PROVIDED, FURTHER, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                 SECTION 8.09. ELIGIBILITY OF TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09. the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.
                 SECTION 8.10. RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee may at any time resign with respect to the Debt Securities of one or more series by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within sixty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction or the appointment of a successor

Trustee, or any holder of a Debt Security of such series who has been a bona fide holder of a Debt Security or Debt Securities of such series for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.
                 (b) In case at any time any of the following shall occur:
                          (1) the Trustee shall fail to comply with the
                 provisions of subsection (a) of Section 8.08 after written request therefor by the Company or by any Debt Securityholder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months, or

                          (2) the Trustee shall cease to be eligible in
                 accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debt Securityholder, or
                          (3) the Trustee shall become incapable of acting, or
                 shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 7.09, any Debt Securityholder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may, thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.
                 (c) The holders of a majority in aggregate principal amount of the Debt Securities of a series at the time Outstanding may at any time remove the Trustee as to that series and appoint a successor Trustee as to that series.
                 (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to any of the provisions of this
Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.
                 (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid to the holders of Debt Securities as their names and addresses appear in the register. Each such notice shall include the name of the successor Trustee and the address of its principal corporate trust office. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given, at the expense of the Company.
                 SECTION 8.11.  ACCEPTANCE BY SUCCESSOR TRUSTEE.   Any
successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.
                 No successor Trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of
Section 8.08 and eligible under the provisions of Section 8.09.
                 In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indentures supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee (subject to the provisions of Section 8.06) shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, and upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all rights, powers and trusts referred to in this subsection.

                 SECTION 8.12. SUCCESSION BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.
                 In case at the time such successor Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Debt Securities, any of such Debt Securities shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in such Debt Securities or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        SECTION 8.13. LIMITATION ON RIGHTS OF TRUSTEE AS A CREDITOR. (a) Subject to the provisions of subsection (b) of this Section 8.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the company or of any other obligor on the Debt Securities within four months prior to a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debt Securities, and the holders of other indenture securities (as defined in paragraph (2) of subsection (c) of this Section 8.13):

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
                 Nothing herein contained, however, shall affect the right of the Trustee:
                 (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law;
                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-month period;
                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section 8.13, would occur within four months; or
                 (D) to receive payment on any claim referred to in paragraph
         (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
                 For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
                 If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Debt Securityholders and the holders of other indenture securities in such manner that the Trustee, the Debt Securityholders and the holders of other indenture securities realize, as a result of payments form such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Debt Securityholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than form such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Debt Securityholders and the holders of other holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Debt Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
                 Any Trustee who has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:
                 (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four-month period; and

               (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.
                (b) There shall be excluded from the operation of subsection (a) this Section 8.13 a creditor relationship arising from:
                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the debentureholders at the time and in the manner provided in Section
         6.04 with respect to reports pursuant to subsections (a) and (b) thereof, respectively;
                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
                 (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 8.13; (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 8.13.
                 (c)  As used in this Section 8.13:
                 (1) the term "default" shall mean any failure to make payment in full of the principal of, premium, if any, or interest, if any, upon any of the Debt Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                 (2) the term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trustee Indenture Act of 1939) outstanding under any other indenture
         (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section 8.13 and (C) under which a default exists at the time of the apportionment of the funds and property held in such special account;
                 (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
                 (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;
                 (5) the term "Company" shall mean any obligor upon the
                     Debt Securities.

                                  ARTICLE NINE

                     Concerning the Debt Securityholders
                     -----------------------------------

                 SECTION 9.01. ACTION BY DEBT SECURITYHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debt Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Debt Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of such

Debt Securities voting in favor thereof at any meeting of such Debt Securityholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Debt Securityholders.
                 SECTION 9.02. PROOF OF EXECUTION BY DEBT SECURITYHOLDERS. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debt Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities shall be proved by the Debt Security register or by a certificate of the Debt Security registrar.
                 The record of any Debt Securityholders' meeting shall be proved in the manner provided in Section 10.06.
                 SECTION 9.03. WHO DEEMED ABSOLUTE OWNERS. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustee, or the paying agent and any Debt Security registrar may deem the Person in whose name any Debt Securities shall be registered upon the Debt Security register to be, and may treat him as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing on such Debt Security) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest, if any, on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debt Security registrar shall be affected by any notice to the contrary. All such payments so made to any registered holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Debt Security.
                 SECTION 9.04. COMPANY-OWNED DEBT SECURITIES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount of Debt Securities have concurred in any request, demand, authorization, notice, direction, consent or waiver under the Indenture, Debt Securities which are owned by the Company or any other obligor on the Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, consent or waiver, only Debt Securities which the Trustee knows are so owned shall be so disregarded. Debt Securities so owned which have bene pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

                 SECTION 9.05. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action, any holder of a Debt Security the serial number of which is shown by the evidence to be included in such Debt Securities the holders of which have consented to such action may, by filing written notice of the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debt Security.

Except as aforesaid any such action taken by the holder of any Debt Security of any series shall be conclusive and binding upon such holder and upon all future holders and owners of such Debt Security and of any Debt Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security.

                                  ARTICLE TEN

                       Debt Securityholders' Meetings
                       ------------------------------
                 SECTION 10.01. PURPOSES OF MEETINGS. A meeting of Debt Securities may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:
                 (1) to give any notice of the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debt Securityholders pursuant to any of the provisions of Article Seven;
                 (2) to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Eight;
                 (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

                 (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debt Securities under any other provision of this Indenture or under applicable law.
                 SECTION 10.02. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Debt Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in the City and State of New York or in the City of Houston, Texas, as the Trustee shall determine. Notice of every meeting of the Debt Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Debt Securities of all series that may be affected by the action proposed to be taken at the meeting at their addresses as they shall appear on the Debt Security register. Such notice shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.

                 SECTION 10.03. CALL OF MEETINGS BY COMPANY OR DEBT SECURITYHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Debt Securities then outstanding of all series that may be affected by the action proposed to be taken at the meeting, shall have requested the Trustee to call a meeting of Debt Securityholders of all series that may be so affected by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Debt Securityholders may determine the time and the place in New York, New York, or in Houston, Texas for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.
                 SECTION 10.04. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Debt Securityholders a Person shall (a) be a holder of one or more Debt Securities of a series affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as a proxy by a holder of one or more such Debt Securities. The only
Persons who shall be entitled to be present or to speak at any meeting of Debt Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                 SECTION 10.05. REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debt Securityholders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.
                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debt Securityholders as provided in Section 10.03, in which case the Company or the Debt Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.
                 Subject to the provisions of Section 9.04, at any meeting each Debt Securityholder of a series or proxy shall be entitled to one vote for each $1,000 principal amount (or corresponding denomination if the Debt Securities are not in U.S. dollars) (or such other principal amount equal to the authorized minimum denomination) of Debt Securities of such series held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities of such series held by him or instruments in writings as aforesaid duly designating him as the Person to vote on behalf of other Debt Securityholders of such series. Any meeting of Debt Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                 SECTION 10.06.  VOTING.  The vote upon any resolution
submitted to any meeting of Debt Securityholders of a series or all series to be affected thereby, as the case may be, shall be by written ballots on which shall be subscribed the signatures of the holders of Debt Securities of such series or of their representatives by proxy and the serial number or numbers of the Debt Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debt Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                 ARTICLE ELEVEN

                           Supplemental Indentures
                           -----------------------

                 SECTION 11.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF DEBT SECURITYHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
                 (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Twelve hereof;
                 (b) to add to the covenants of the Company such further Events of Default, covenants, restrictions or conditions, for the protection of the holders of the Debt Securities of any series as the Board of Directors of the Company shall consider to be for the protection of the holders of Debt Securities of such series, and to make the occurrence or the occurrence and continuance of an Event of Default or a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional Event of Default, covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or Event of Default or may limit the remedies available to the Trustee upon such default or Event of Default;
                 (c) to cure an ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture or Debt Securities of a series which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or Debt Securities of a series, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture or Debt Securities of a series which shall not adversely affect the interests of the holders of the Debt Securities;
                 (d) to provide for the issuance of a particular series of Debt Securities in bearer form with or without interest coupons;
                 (e) to provide for beneficial ownership of all or a portion of a particular series of Debt Securities to be evidenced by electronic book-entry (i) at a Depositary, (ii) on the records of the Company, its agent or a third party other than a Depositary, with the Company, its agent or a third party holding a certificate or certificates representing such Debt Securities or portion thereof, or (iii) any combination of (i) and (ii); provision may be made that beneficial owners shall not have the right to obtain certificates for such Debt Securities or portion thereof;
                 (f) at the Company's option, to set forth some or all the terms of the Debt Securities of a particular series in lieu of setting forth such terms in a Certified Resolution pursuant to Section 2.02;
                 (g) to provide for the appointment of a successor Trustee with respect to one or more series of Debt Securities pursuant to Section 8.11; or
                 (h) to provide for an authenticating agent for the Trustee. The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
                 Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the

Company and the Trustee without the consent of the holders of any of the Debt Securities at the time outstanding, notwithstanding any of the provisions of Section 11.02.
                 SECTION 11.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF
DEBT SECURITYHOLDERS. With the consent (evidenced as provided in Section 9.01) of the holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereon) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or Debt Securities of a Series or of modifying in any manner the rights of the holders of the Debt Securities of such series to be affected; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) change the fixed maturity (which term shall not include payments due pursuant to an sinking, purchase or analogous fund) of any Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series then outstanding.

        Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Secretary or any Assistant Secretary of the Company authorizing the execution of any such supplemental indentures, and upon the filing with the Trustee of evidence of the consent of Debt Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

        It shall not be necessary for the consent of the Debt Securityholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        SECTION 11.03. EFFECT OF SUPPLEMENTAL INDENTURE. Any supplemental indenture executed pursuant to the provision of this Article Eleven shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of all of the Debt Securities or of the Debt Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        SECTION 11.04. NOTATION ON DEBT SECURITIES. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may, but need not, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities so modified as to conform, in the opinion of the Trustee and the Board of

Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debt Securities then outstanding.

         SECTION 11.05. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Section 8.01 and 8.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

                                  ARTICLE XII

               Consolidation, Merger, Conveyance or Transfer.
               ----------------------------------------------

         SECTION 12.01. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merger into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                 (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Twelve and that all conditions precedent herein provided for relating to such transaction have been complied with; PROVIDED, HOWEVER, the Opinion of Counsel shall not be required to include any opinion with respect to the condition set forth in paragraph (2) of this Section 12.01.

                SECTION 12.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12.01, the successor corporation by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall have theretofore become such in the manner prescribed in Section 12.01) shall be discharged from all liability under this Indenture and in respect of the Debt Securities and may be dissolved and liquidated.

                                ARTICLE XIII

             Satisfaction and Discharge of Indenture or Certain
             --------------------------------------------------
                                 Covenants.
                                 ----------

        SECTION 13.01. Satisfaction and Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancelation all Debt Securities of a series theretofore authenticated (other than any Debt Security of such series which shall have been destroyed, lost or stolen and which shall have been placed or paid as provided in Section 2.06) and not theretofore canceled; or (b) all the Debt Securities of such series not theretofore canceled or delivered to the Trustee for cancelation shall have become due and payable, or are by their redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debt Securities of such series (other than any Debt Securities of such series which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) not theretofore canceled or delivered to the Trustee for cancelation, including principal and premium, if any, and interest, if any, due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any money for the payment of the principal of and premium, if any, or interest, if any, on the Debt Securities of such series (1) theretofore deposited with the Trustee with respect to Debt Securities of such series and repaid by the Trustee to the Company in accordance with the provisions of
Section 13.05 or (2) paid
with respect to Debt Securities of such series to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Debt Securities of such series except as to
(A) the rights of Holders of Debt Securities of such series to receive solely from funds deposited by the Company with the Trustee, in trust as described above in this Section 13.01, payment of the principal of, premium, if any, and the interest, if any, on such Debt Securities when such payments are due; (b) the Company's obligations with respect to such Debt Securities under
Section 2.05, 2.06, 5.02 and 13.03; and (C) the rights, powers, duties and immunities of the Trustee hereunder, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company, shall execute such instruments as may be requested by the Company acknowledging satisfaction of and discharging this Indenture with respect to such series of Debt Securities. Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of

Debt Securities, the obligations of the Company to the Trustee under Section
8.06 shall survive.

        SECTION 13.02. DEFEASANCE UPON DEPOSIT OF MONEY, U.S. GOVERNMENT OBLIGATIONS OR ELIGIBLE OBLIGATIONS. At the Company's option either (a) the Company shall be deemed to have been discharged (as defined below) from its obligations with respect to any series of Debt Securities on the ninety-first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligations to comply with any term, provision or condition set forth in Sections 5.05, 5.06 and 12.01 with respect to any series of Debt Securities and any other covenants provided in a Certified Resolution delivered to the Trustee pursuant to Section 2.02(A) hereof or an indenture supplemental hereto with respect to such series of Debt Securities at any time after the applicable conditions set forth below have been satisfied:

                (1) the Company shall have deposited or cause to be deposited irrevocably with the Trustee as trusts funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (A) money in an amount, or (B) U.S. Government Obligations and/or Eligible Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion (with respect to (A) and (B)) of a nationally recognized firm of independent public accounts selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, premium, if any, and interest, if any, on, the Outstanding Debt Securities of such series on the dates such installments of principal, premium, if any, and interest, if any, are due (taking into account any redemption pursuant to optional sinking fund payments notice of which redemption is provided to the Trustee at the time of the deposit referred to in this paragraph (1);

                (2) if the Debt Securities of such series are then listed on the
            New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph would not cause such Debt Securities to be delisted;

                (3) no Event of Default with respect to the Debt Securities of such series under Section 7.01(a), 7.01(b), 7.01(c), 7.01(e) or 7.01(f) of this Indenture shall have occurred and be continuing on the date of such deposit and the Company shall have furnished an Officers' Certificate to such effect;

                (4) the Company shall have delivered to the Trustee (a) an
            Opinion of Counsel or (b) a ruling from, or published by, the Internal Revenue Service, whichever of (a) or (b) the Company shall determine, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 13.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised.

"Discharged" means, for purposes of this Section 13.02, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute such instruments as may be requested by the Company acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, solely from the trust fund described in clause (1) above, payment of the principal, premium, if any, and the interest, if any, on such Debt Securities when such payments are due; (B) the Company's obligations with respect to such debentures under Sections 2.05, 2.06, 5.02 and 13.03; and (c) the rights, powers, duties and immunities of the Trustee hereunder. Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Debt Securities, the obligations of the Company to the Trustee under Section 8.06 shall survive.

        SECTION 13.03. DEPOSITED MONEY, U.S. GOVERNMENT OBLIGATIONS AND ELIGIBLE OBLIGATIONS TO BE HELD IN TRUST BY TRUSTEE. All money, U.S. Government Obligations and Eligible Obligations deposited with the Trustee pursuant to
Section 13.01 or 13.02 and with respect to U.S. Government Obligations and Eligible Obligations, the principal and interest in respect thereof, shall be held irrevocably in trust and applied by it to the payment in accordance with the provisions of the Debt Securities and this Indenture, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debt Securities for the payment or redemption of which such money has been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall promptly pay to the Company, upon written request of the Company, any excess money, U.S. Government Obligations or Eligible Obligations held by the Trustee at any time.

        SECTION 13.04. PAYING AGENT TO REPAY MONEY HELD. Upon the satisfaction and discharge of this Indenture, all money then held by any paying agent of the Debt Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such money.

        SECTION 13.05. RETURN OF UNCLAIMED AMOUNTS. Notwithstanding anything to the contrary contained in this Indenture (including, but not limited to, the provisions of Section 13.03), any amounts deposited with or paid to the Trustee for payment of any portion of the principal of (which term shall for these purposes include payments due pursuant to any sinking, purchase or analogous fund),
premium, if any, or interest, if any, on the Debt Securities and not applied by remaining unclaimed by the holders of such Debt Securities for two years after the date upon which such portion of the principal of, premium, if any, or interest, if any, on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand; and the holder of any of such Debt Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect. Notwithstanding the foregoing, the Trustee, before being required to make any such repayment, may at the expense and at the written request of the Company, mail to such holder or cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the City and State of New York, a notice that said amounts have not been so applied and that after a date named herein any unclaimed balance of said amounts then remaining will be promptly returned to the Company.

                                 ARTICLE XIV

                   Immunity of Incorporators, Stockholders
                   ---------------------------------------
                           Officers and Directors.
                           -----------------------

        SECTION 14.01. INDENTURE AND DEBT SECURITIES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debt Securities.

                                  ARTICLE XV

                          Miscellaneous Provisions.
                          -------------------------

        SECTION 15.01. PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

        SECTION 15.02. OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

        SECTION 15.03. ADDRESSES FOR NOTICES, ETC. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debt Securities on the Company shall be deemed to have been sufficiently given or served, for all purposes, if given or served in writing (until another address is filed by the Company with the Trustee) to Cooper Industries, Inc., Suite 40000, 1001 Fannin, Houston, Texas 77002, Attention: Treasurer. Any notice, direction, request or demand by any Debt Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or served, for all purposes, if given or served in writing at the principal office of the Trustee which at the date of this Indenture is 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Vice President.

        SECTION 15.04. NEW YORK CONTRACT. This Indenture and each Debt Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the said State without regard to conflicts of laws principles (other than Section 5-1401 of the New York General Obligation Law).

        SECTION 15.05. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (A) a statement that the Person making such certificate or opinion has read such covenant or condition; (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (C) a statement that in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (D) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

        SECTION 15.06. LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Debt Securities of any series or the date fixed for redemption of any Debt Security of any series shall be in the City and State of New York a Saturday, a Sunday, or a day on which banking institutions are authorized by law to close,then payment of such interest on or principal and premium, if any, need not be made on such date but may be made on the next succeeding day not in such city a Saturday, a Sunday, nor a day on which banking institutions are authorized by law to close with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.

        SECTION 15.07. TRUST INDENTURE ACT TO CONTROL. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by any of the Sections 310 and 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

        SECTION 15.08. DEBT SECURITIES CONTROLLING IN THE EVENT OF INCONSISTENCIES BETWEEN INDENTURE AND DEBT SECURITIES. If the provisions of any series of Debt Securities issued hereunder are inconsistent or conflict with the provisions of this Indenture, the provisions of the Debt Securities of such series shall be controlling with respect to such series.

        SECTION 15.09. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 15.10. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute by one and the same instrument.

        THE TEXAS COMMERCE BANK National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

        IN WITNESS WHEREOF, Cooper Industries, Inc., has caused this Indenture to be signed by its Chairman of the Board, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary and Texas Commerce Bank National Association, has caused this Indenture to be signed by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, as of the day and year first written above.


                                               Cooper Industries, Inc.

                                                By _______________________
                                                   Name:
                                                   Title:


Attest:

  By ________________________
     Name:
     Title:

(SEAL)

                                                   TEXAS COMMERCE BANK
                                                     National Association
                                                     as Trustee

                                                     By _______________________
                                                         Name:
                                                         Title:

Attest:

  By ________________________
      Name:
      Title:

(SEAL)